UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Fenton Main Street, Suite 300, Cary, NC	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on December 11, 2023, Heron Therapeutics, Inc. (“Company”) received a Paragraph IV notice of certification (the “Slayback Notice”) from Slayback Pharma LLC (“Slayback”) (now owned by Azurity Pharmaceuticals, Inc. (“Azurity”)) advising that Slayback had submitted a new drug application (“NDA”) under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act to the FDA seeking approval to manufacture, use or sell a generic version of CINVANTI® in the U.S. (“Slayback’s NDA”) prior to the expiration of the patents listed in the Orange Book. The Slayback Notice alleged that the CINVANTI Orange Book patents are invalid, unenforceable and/or will not be infringed by the commercial manufacture, use or sale of the generic product described in Slayback’s NDA.

On January 24, 2024, the Company filed a complaint for patent infringement of the CINVANTI Orange Book patents against Slayback and a related entity in the U.S. District Court for the District of New Jersey in response to Slayback’s NDA filing. The complaint sought, among other relief, equitable relief enjoining Slayback from infringing those patents. On July 2, 2024, the U.S. District Court for the District of New Jersey granted Slayback’s motion to transfer this matter to the U.S. District Court for the District of Delaware. On December 12, 2024, the Company filed a complaint against Slayback, Azurity, and related entities in the U.S. District Court for District of Delaware (the “District Court”) for patent infringement of U.S. Patent Nos. 12,115,254 and 12,115,255. On May 23, 2025, the Company filed an amended complaint against Slayback, Azurity and related entities adding an allegation of patent infringement of U.S. Patent No. 12,290,520. On September 16, 2025, the parties entered into a stipulation (Case No. 24-1363, D.I. 119) limiting the issues for trial. On November 17, 2025, the parties commenced a two-day bench trial centered on Azurity’s §112 defenses of claims from U.S. Patent Nos. 12,115,255 and 12,290,520 that cover CINVANTI. On February 6, 2026, the post-trial briefing was completed, and, on March 24, 2026, the Court held closing arguments.

On June 2, 2026, the Company issued a press release announcing that the District Court issued a decision on June 1, 2026, holding that the asserted claims of Heron’s U.S. Patent Nos. 12,115,255 and 12,290,520 are invalid. This decision has no impact on any prior settlement agreement related to CINVANTI (aprepitant) injectable emulsion or APONVIE®(aprepitant) injectable emulsion. Heron intends to appeal the decision to the United States Court of Appeals for the Federal Circuit, a court that specializes in patent disputes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties. Examples of forward-looking statements include, among others, statements regarding whether the Company appeals the decision and its ability to obtain a stay of market entry. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in the Company’s other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” The Company undertakes no obligation to update or revise these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 2, 2026	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer